SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                       Proxy Statement Pursuant to Section
                             14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material under Rule 14a-12.

                              Wachovia Corporation
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                                              Date: June 27, 2001

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of the merger between Wachovia Corporation and First Union Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to Wachovia's and First Union's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of Wachovia's and First Union's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of Wachovia's and First Union's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause Wachovia's and First Union's results to differ materially from those described in the forward-looking statements can be found in Wachovia's and First Union's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Wachovia or First Union or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia and First Union do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

The proposed transaction will be submitted to Wachovia's and First Union's stockholders for their consideration, and on June 27, 2001 First Union filed an amended registration statement on Form S-4 with the SEC containing a preliminary joint proxy statement/prospectus of Wachovia and First Union and other relevant documents concerning the proposed transaction. Stockholders are urged to read the definitive joint proxy statement/prospectus when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about Wachovia and First Union, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (888-492-6397), or to First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782).

Wachovia and First Union, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Wachovia and First Union in connection with the merger. Information about the directors and executive officers of Wachovia and their ownership of Wachovia common stock is set forth in Wachovia's proxy statement on
Schedule 14A, as filed with the SEC on March 19, 2001. Information about the directors and executive officers of First Union and their ownership of First Union common stock is set forth in First Union's proxy statement on Schedule 14A, as filed with the SEC on March 13, 2001. Additional information regarding the interests of those participants may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

ISSUE OF WACHOVIA INTERNAL EMPLOYEE AND RETIREE NEWSLETTER REGARDING THE PROPOSED MERGER WITH FIRST UNION CORPORATION

Wachovia News
A publication for Wachovia employees and retirees

June 2001
---------
Inside This Issue
-----------------

[Merge Ahead Graphic]

Questions and Answers about Merger Transaction
Answers are provided to questions submitted by employees through the Merger Matters feedback form on WNFO.

[Telephone Graphic]

Merger Questions? Call Hotline for Answers
Wachovia created the Merger Information Center this month to provide employees and retirees with a resource to ask questions about the merger with First Union.

[EmployeeConnection Graphic]

EmployeeConnection Introduced this Month
EmployeeConnection enables employees to view, update and maintain personal and payroll-related information from the convenience of their desks.

[The Merger Process Graphic]

Steps to Completing a Merger Explained
Wachovia and First Union are on track to complete the proposed merger in the third quarter or early fourth quarter pending regulatory and shareholder approval.

[WNFO logo]

See Wachovia's intranet for more detail on articles with the WNFO logo.


Former CEO and Chairman Speaks on First Union Merger

John Medlin explains changes in industry and how merger with First Union will preserve Wachovia's heritage.
[photo of John Medlin appears here]

A Look Inside the Proxy Process

The process of winning shareholder approval is one of the most significant steps in consummating a legal merger between two companies. Wachovia has scheduled its shareholders meeting to vote on the proposed merger with First Union on Aug. 3, 2001, in Winston-Salem and hopes to mail its proxy materials in late June. Following is a closer look at the process.

Voting By Proxy

     Shareholders, as equity owners of a company, are entitled to vote on the approval of a proposed merger. Typically, this is done in one of two ways -- shareholders can submit a ballot at the shareholders meeting or vote by proxy, which means providing authorization and instruction to vote on their behalf. Since only a small percentage of shareholders typically attend the meeting, the majority of votes are submitted by proxy.

     Wachovia hopes to send its shareholders a proxy statement and proxy card in the mail within the next couple weeks. The proxy statement provides information on matters to be voted on at the shareholders meeting. The proxy card enables shareholders to vote on the proposals included in the proxy statement by directing their shares to be voted for or against or to abstain from voting on the proposals.

     Wachovia has filed its preliminary proxy statement with the Securities and Exchange Commission and is in the process of responding to comments from the SEC. Immediately following clearance by the SEC, the proxy statement and proxy card will be mailed to Wachovia shareholders eligible to vote on the proposed merger with First Union. All shareholders who owned Wachovia stock at the close of business June 12, 2001, will be eligible to vote those shares on the proposed merger.

How the Proxy Process Works

     Wachovia should mail proxy materials, which will include the proxy statement and a white proxy card, to shareholders in late June. Proxy cards may be returned to one of three places depending on the type of account in which the shares are held. Shareholders who own Wachovia stock through a bank or broker will return proxy cards to a third-party proxy processing facility for confidential tabulation. Wachovia employees who own stock through the 401(k) plan also will return proxy cards to an independent company to ensure confidential tabulation.

     Shareholders who hold stock certificates in their names, including employees who participate in Wachovia's Dividend Reinvestment and Common Stock Purchase Plan, will return their proxy cards to a company that will tabulate the votes for Wachovia. Information from these proxy cards will be available to the corporation, but Wachovia will respect the discretion of employees and their right as shareholders to vote as they deem appropriate and will not reward or penalize employees based on how they vote for the proposed merger.

     Shareholders may receive a separate proxy statement and card for each type of account in which they may hold Wachovia stock.

Returning the Proxy Card

     If an individual owns Wachovia shares in different accounts, he or she will need to submit a proxy card for each account to have all shares voted. For example, if an employee participates in the Retirement Savings and Profit-Sharing Plan, invests through the Dividend Reinvestment and Common Stock Purchase Plan and owns stock at a brokerage, he or she may receive proxy materials from three different sources. The employee will need to return a proxy card for each of these accounts as instructed in the proxy materials to vote all shares owned.

     After the proxy statement has been mailed, Wachovia will begin weekly mailings to shareholders to encourage them to vote in favor of the proposed merger with First Union. Shareholders who want to change their vote or are not sure whether they returned their original proxy cards may submit new proxy cards or attend the shareholders meeting and submit a ballot. The proxy card with the latest date and signature will be the card counted. All proxy cards for a specific account that are dated earlier will be discarded. All proxy cards must be received prior to the vote being taken at the Aug. 3 shareholders meeting.

     The proposed merger between Wachovia and First Union requires the approval of greater than 50 percent of all outstanding Wachovia shares. Therefore any shareholders abstaining or not returning a proxy card will, in effect, be counted as voting against the proposed merger with First Union.

     "It is critical that we help shareholders understand the reasons behind our merger of equals with First Union and the strategic value it holds for all of our constituents," said Bob McCoy, chief financial officer. "We also want to encourage every shareholder to vote. We do not want to lose votes by default because shareholders do not return proxy cards."

     Wachovia shareholders may also receive proxy materials from SunTrust asking them to vote against the First Union merger. SunTrust's proxy cards only can solicit votes concerning the proposed merger between First Union and Wachovia, since there is no merger agreement with SunTrust. SunTrust's proxy cards will be blue to distinguish them clearly from Wachovia's white proxy cards.

     "We suggest that shareholders simply ignore the SunTrust cards," McCoy said. "The SunTrust card does not represent a proposal to merge with SunTrust. The only merger proposal on the table is the one between Wachovia and First Union. To avoid confusion, shareholders should only use their white proxy cards to submit their vote."

     "It is critical that we help shareholders understand the reasons behind our merger of equals with First Union and the strategic value it holds for all of our constituents. We also want to encourage every shareholder to vote. We do not want to lose votes by default because shareholders do not return proxy cards." -Bob McCoy chief financial officer[photo of Bob McCoy appears here]

Continued on page 4

New Call Center Established for Merger-Related Questions

     A new Merger Information Center has been established for employees and retirees to ask questions, provide feedback and learn more about the proposed merger with First Union.

     Employees and retirees can call 1-866-405-5305 toll-free to talk with a representative from the new Merger Information Center. Representatives are available weekdays from 8 a.m. to 6 p.m. Voice mail also is available for calls made before or after those hours. Representatives have access to the most recent merger-related information and will answer all questions possible. Callers are not be required to give their names.

     Any questions that cannot be answered immediately will be tracked and researched so that answers can be provided at a later date. Questions of broad interest to employees will be posted on the Merger Matters site on WNFO.

     Employees and retirees should continue to refer Human Resources questions-- including issues such as benefits, severance, displacement--to the Human Resources Service Center at 1-800-732-4754.

     The feedback form on the Merger Matters site on WNFO also gives employees an opportunity to submit questions, concerns or feedback electronically. The form does not require employees to submit their names. Questions of broad interest will be posted on the Merger Matters site.

     "As we move forward, it is critical that employees understand and support our merger with First Union," said Greer Cawood, manager of Corporate Communications. "Education is the key to this effort. These new communication channels will enable us to respond quickly to any issues, concerns or rumors that may exist."


InternetWeek Magazine Names Wachovia Among Top Performers

     Wachovia has been named by InternetWeek magazine as one of the top 100 e-businesses nationwide, according to the second annual InternetWeek 100 survey. The magazines June 11 issue lists top performers in an extensive two-month study of performance and practices of Internet-enabled businesses in 10 major industries across the country.

     "We are honored to be recognized in the InternetWeek 100 this year," said Lawrence Baxter, head of the eBusiness Division. "Wachovia is strongly committed to providing our customers with state of the art technologies and a full suite of online products and services. To be acknowledged for our accomplishments is a testament to the success of our online strategies and e-commerce initiatives."

     InternetWeek used rigorous, performance-oriented metrics to highlight the top 100 e-businesses that are leveraging Internet technologies to deliver superior results.

     "Wachovia was chosen from hundreds of participating companies," said Art Pfenning, director of editorial research for InternetWeek magazine. "To come out in the top 100 through quantifiable research and analysis validates Wachovia as a successful e-business a leader in business transformation."


Questions and Answers about the Proposed Merger Transaction

[Merge Ahead Graphic]

Details about many of these and other questions will be available in the proxy statement that will be mailed to all shareholders. Shareholders should read and consider the information in the proxy statement.

What percentage of shareholder vote does Wachovia need to approve the merger with First Union?

     A majority (50 percent plus 1 share) of all Wachovia shares outstanding must be voted in favor of the merger for approval. Because the proposed merger between Wachovia and First Union requires the approval of a majority of all outstanding shares, abstaining or not returning a proxy card will have the same effect as voting against the proposed merger with First Union.

Does it matter when I vote?

     Your proxy card must be received before the beginning of the shareholders meeting on August 3 or you can vote by ballot at the shareholders meeting. We urge you to vote your WHITE Wachovia proxy card as soon as you receive the proxy materials.

Will shareholders be able to vote by telephone or through the Internet?

     Because this vote is considered a proxy contest, Wachovia shareholders must submit their proxy by mail or vote in person at the shareholders meeting. Internet and telephone voting will not be accepted.

How will the 401(k) shares be voted? Will my vote as an employee be confidential? As a participant in the Retirement Savings and Profit-Sharing Plan, will I be able to vote my shares and choose the form of the dividend I take?

     You will be able to vote your proportionate shares of Wachovia stock held in the RSPSP. Proxy votes for shares owned by employees in the RSPSP, ESOP (IJL) and 401k (RSB) plans will be tabulated by an independent company and then passed in aggregate to the trustee for voting purposes, thereby maintaining confidentiality.

     In accordance with the plan document governing the RSPSP, any unvoted shares held in the plan will be voted by the independent fiduciary.

     A decision has not been made yet in regard to choosing an option for dividends. A plan trustee probably will select one of the options on behalf of all participants.

Will my vote be confidential?

     Proxy votes for Wachovia shares owned by employees in the RSPSP, ESOP (IJL) and 401(k) (RSB) plans will be tabulated by an independent company and then passed in aggregate to the trustee for voting purposes, thereby maintaining confidentiality.

     Shares owned by employees through a brokerage firm (e.g., IRA accounts), will be confidential as the shares are held in the brokers name.

     Shares listed in an employees name and held outside of the above categories, including shares purchased through Wachovias Dividend Reinvestment and Common Stock Purchase Plan, will be included in the vote results received by Wachovias corporate secretary. Wachovia will respect the discretion of employees and their right as shareholders to vote as they deem appropriate and will not reward or penalize employees based on how they vote for the proposed merger.

Why is SunTrust sending me proxy information?

     SunTrust plans to send its own proxy statement and proxy card to Wachovia shareholders requesting them to allow SunTrust to vote their shares against Wachovias merger with First Union. SunTrusts card will be blue to distinguish it from Wachovias white card. SunTrust does not have a merger agreement on which to vote. SunTrust is only seeking to block Wachovias merger with First Union. If shareholders turn down the proposed merger with First Union, SunTrust believes the path will be cleared for it to acquire Wachovia. That is not the case.

How will the shares that are held in Wachovia trust accounts be vote?

     Because of the perception of a possible conflict of interest, Wachovia will select an independent fiduciary for those trusts for which Wachovia is the sole fiduciary. This independent fiduciary will act as a limited-power trustee for the purpose of voting the shares concerning the proposed merger of Wachovia and First Union. For trusts in which Wachovia serves as co-trustee, Wachovia will ask the co-trustee to vote the shares concerning the proposed merger. For the Retirement Savings and Profit-Sharing Plan, plan participants who hold Wachovia stock will be able to vote their shares through a process that ensures confidentiality. In accordance with the plan document governing the RSPSP, any unvoted shares held in the plan will be voted by the independent fiduciary.

How does the amended merger agreement protect dividends for Wachovia shareholders?

     The amended merger agreement with First Union provides Wachovia shareholders the ability to continue to receive their existing annual dividend payment of $2.40 per share. Once the Wachovia/First Union merger is completed, all Wachovia shareholders will have the option to choose either:

   o to receive the same $2.40 per year that you are receiving now until the dividend rate of the new Wachovia rises to that rate. Then you will get the regular dividend of the new Wachovia.

   o to receive a special one-time cash payment of $.48 per share shortly after the closing. Then you can receive the regular new Wachovia common stock dividend, which will start at $1.92 per year, for the two shares of new Wachovia common stock you will receive.

     If shareholders do not elect an option within 90 days after completion of the merger, they will receive the $.48 cash payment per Wachovia share.

     Future dividends will depend on the growth of the combined company. We anticipate that dividend growth of the new Wachovia will be more rapid than if Wachovia were to merge with SunTrust.

Explain the economics of the different dividend choices?

     For the first year, shareholders would receive effectively the same $2.40 under either option for the new Wachovia as they would under the existing Wachovia annual dividend rate of $2.40. On a present value basis, shareholders would receive the most for the first year under the $.48 special distribution scenario.

Explain the preferred stock and how it will relate to the common stock of the new Wachovia?

     The preferred stock is simply a vehicle to enable Wachovia shareholders to continue to receive the existing $2.40 dividend until the common shareholders dividend of the new Wachovia reaches the same level. The preferred stock represents the difference between the dividend Wachovia shareholders currently receive and the dividend that will be paid to other shareholders of the combined company. Once the dividend of the new Wachovia becomes equal to the dividend that Wachovia shareholders currently receive, the preferred stock will no longer be necessary, and all shareholders of the new company will receive the same dividend.

Is there a tax advantage to either of the dividend choices?

     A legal opinion on tax treatment has not yet been completed. However, we anticipate that the $.48 special cash payment will receive capital gains treatment. Therefore, this scenario may have tax advantages for shareholders that have owned their shares for more than one year. Please consult your tax adviser and the proxy statement, when available, on this matter.

When do I have to decide which dividend option to take? When I vote on the merger or some time later?

     At the completion of the merger, Wachovia shareholders will receive a letter containing instructions about the exchange of stock certificates and an election form to choose a dividend option. If shareholders do not elect an option within 90 days after completion of the merger, they will receive the $.48 cash payment per Wachovia share. [WN logo appears here]

Medlin Discusses Industry Changes and the Key to Preserving Wachovia's Heritage

John Medlin, former chairman and chief executive officer of Wachovia, recaps recent changes in the financial services industry and explains why the proposed merger of equals with First Union is the key to preserving Wachovia's heritage and why SunTrust's hostile takeover proposal would not achieve the same results.

     John Medlin, former chairman and chief executive officer of Wachovia, will be the first to point out that the financial services industry has changed dramatically since he retired in 1993. These changes have required financial service companies to evaluate their earnings constantly and to invest in new services as revenue growth slowed from traditional lines of business.

     "In the `70s and `80s earnings growth in banking primarily resulted from loans and deposits," Medlin said. "Loans and the deposits to fund them grew strongly, driven by a volatile, inflationary economy, high interest rates and deregulation of deposit rates. Careful management of credit risk and interest rate risk was the key to good interest spreads and steady earnings growth.

     " In the `90s, however, inflation and interest rates were subdued, and consumers began to take advantage of other options for better returns on their investments, including the use of mutual funds. The growth and profit margin of traditional banking services moderated as customers funneled more and more money into mutual funds rather than into the deposits needed by banks to fund loan growth.

     "In the early `90s total core deposits in the banking system were around $2 trillion, while mutual fund assets were only $600 billion," Medlin said. "By 2000, core banking deposits had risen modestly to $2.5 trillion, while mutual fund assets had skyrocketed to $7 trillion in a fast rising stock market."

     Meanwhile, businesses began to meet more of their borrowing needs through alternatives to bank loans, including the use of capital markets.

     Wachovia anticipated these changes by entering the brokerage and mutual fund businesses in the late `80s and later began securitizing and selling mortgage, credit card and auto loans and offering capital markets services to meet customers' credit needs as growth in deposits slowed.

     In the 1990s CEO Bud Baker and Wachovia's senior executives conducted strategic studies that led to the expansion of capital markets, wealth management and other fee income business such as insurance sales.

     "These new lines of business could be built internally, bought or developed through a merger or partnership with another organization," Medlin said. "Due to the rapid pace of change and shareholder expectations, it became unrealistic to grow these lines of business fast enough internally. It was better to acquire or merge with companies that already had the necessary capabilities. That is why Wachovia has been acquiring companies such as Interstate/Johnson Lane, OFFIT-BANK, DavisBaldwin, Barry, Evans, Josephs and Snipes, and Hamilton Dorsey Alston."

     More recently as Wachovia's senior executives considered additional alternatives to position the company better for the future and to strengthen lines of business with higher growth potential, they evaluated possible merger partners well positioned in faster growing business lines and markets.

     "As it turned out, our neighbor - First Union - was the best candidate," Medlin said. "People have said that a merger between Wachovia and First Union is unthinkable, but the once unthinkable seems to happen regularly in these unusual and fast-moving times.

     "For example, four of the previous five largest banks in New York City are one today. Manufacturers Hanover merged with Chemical. Then Chemical merged with Chase, and Chase merged with JP Morgan to form JP Morgan Chase."

     In addition, Medlin says many people are overlooking some key elements regarding Wachovia's compatibility with First Union.

     "Wachovia and First Union grew up in North Carolina, which always has allowed statewide branching. SunTrust grew up in Georgia and Florida where until the early `80s financial service companies had to have a separate bank in every county. Making the transition from a decentralized banking model to a centralized one takes years. SunTrust did not merge its 28 banks in Georgia and Florida into one until last year, and the vestiges of the decentralized way of operating remain."

     The merger with First Union will give Wachovia a much stronger position in brokerage, mutual fund, wealth management and capital markets than would SunTrust. In addition, it will fill out Wachovia's Florida franchise; add a key presence and density in important growth markets along the East Coast; and provide the necessary size and scale for the future as the fixed cost of maintaining modern technology escalates.

     "To achieve its strategic goals, Wachovia needs to be among the five to 10 largest banks in the country," Medlin said. "The financial services industry is rapidly becoming more concentrated and more competitive. Wachovia's bank card business, the sale of which recently was announced, at $8 billion was the 12th largest in the country. Yet, it was having increasing difficulty competing with giant card companies.

     "The proposed merger of equals with First Union will make the new Wachovia the fourth largest banking company in the country. That, along with the other advantages that are expected, should solidify our standing as a formidable competitor long into the future and help preserve Wachovia's rich heritage and service culture.

     "For more than a century, the Wachovia name has been symbolic of soundness, progressiveness, integrity and a commitment to superior customer service. Through the proposed merger of equals with First Union, this legacy can live on. It is a bold and visionary move like those made by Wachovia pioneers Col. Francis Fries and Robert Hanes in earlier decades of the last century," Medlin concluded. [WN logo appears here]

"For more than a century, the Wachovia name has been symbolic of soundness, progressiveness, integrity and a commitment to superior customer service. Through the proposed merger of equals with First Union, this legacy can live on. It is a bold and visionary move like those made by Wachovia pioneers Col. Francis Fries and Robert Hanes in earlier decades of the last century." - John Medlin

[GRAPHIC]
Wachovia Introduces EmployeeConnection

     Wachovians now have access to an easy-to-use Web-based tool called EmployeeConnection, which enables employees to view, update and maintain personal and payroll-related information from the convenience of their desks.

     The EmployeeConnection link is located in the left navigation bar of the WNFO home page. It can be accessed from a personal workstation, a nonbranch PC located anywhere in Wachovia or a shared PC, such as those in Employee Information Centers and in branches.

     "EmployeeConnection will largely eliminate the paperwork and significantly reduce the time and expense associated with processing the most common employee transactions," said Paul George, head of Human Resources. "All electronically submitted data will serve as the legal equivalent to a signed, official document."

     EmployeeConnection is comprised of two parts - "My Information," which is available now, and "My Pay," which will be available at the end of June. The "My Information" section enables employees to view and maintain personal information, including name, home address, telephone number, marital status, emergency contacts, work phone numbers, mail code and PTO hours.

     The "My Pay" section enables employees to view pay statements and maintain discretionary payroll information, including direct deposit, federal and state tax withholdings and selected payroll deductions.

     Because verification of identity will be established when employees log on to the network using their assigned username and password, clicking on the EmployeeConnection link will provide direct access to personal information contained in the system. To maintain confidentiality and privacy, employees should lock their workstations when they leave their desks. Similarly, employees using shared PCs or nonbranch terminals away from their normal workstations will need to log off to prevent subsequent users from accessing their personal information. Employees with limited or no access to WNFO may continue to contact the Human Resources Service Center for assistance. Employees of Hamilton Dorsey Alston will have access to EmployeeConnection after July 1.

     The proposed merger of First Union and Wachovia will be submitted to First Union's and Wachovia's stockholders for their consideration, and First Union has filed a registration statement on Form S-4 with the SEC containing a preliminary joint proxy statement/prospectus of First Union and Wachovia and other relevant documents concerning the proposed transaction. Stockholders are urged to read the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus also can be obtained, without charge, by directing a request to First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782), or to Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (888-492-6397).

     First Union and Wachovia, their respective directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the stockholders of First Union and Wachovia in connection with the merger. Information about the directors and executive officers of First Union and their ownership of First Union common stock is set forth in First Union's proxy statement on Schedule 14A, as filed with the SEC on March 13, 2001. Information about the directors and executive officers of Wachovia and their ownership of Wachovia common stock is set forth in Wachovia's proxy statement on Schedule 14A, as filed with the SEC on March 19, 2001. Information regarding the interests of other participants and additional information regarding directors and officers of First Union and Wachovia may be obtained by reading the registration statement, including Exhibit 99.8 thereto, and the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

     This newsletter may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the merger between First Union Corporation and Wachovia Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to First Union's and Wachovia's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of First Union's and Wachovia's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of First Union's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause First Union's and Wachovia's results to differ materially from those described in the forward-looking statements can be found in First Union's and Wachovia's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Union or Wachovia or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. First Union and Wachovia do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

                         The Merger Process At a Glance
                                                                       [GRAPHIC]

Wachovia and First Union are on track to complete the proposed merger in the third quarter or early fourth quarter. There are several steps that must be completed to close the legal transaction. Here is a look at the process and progress of the Wachovia and First Union merger transaction.

1. Complete due diligence of proposed merger partner. This process helps each company understand the pertinent facts about the other prior to entering into a legal agreement to merge. Status: Completed.

2. Enter into legally binding merger agreement. This agreement, which must be approved by the board of directors from each company, defines all terms and conditions of the proposed merger. Status: Completed.

3. Obtain regulatory approval and proxy approval.
   o Federal Reserve Board - The board of governors for the Federal Reserve System establishes policies on such key matters as reserve requirements and has regulartory authority over bank holding companies and their nonbank subsidiaries. Status: Wachovia and First Union applied for Fed approval of their proposed merger on May 8, 2001. Approval is anticipated between July 19 and July 23.
   o U.S. Department of Justice - The Department of Justice reviews anti-trust issues for proposed mergers to determine any anti-competitive effects.
      Status: Approval is anticipated in the next few weeks.
   o U.S. Securities and Exchange Commission - The SEC is the federal agency that oversees the issuance of securities to the public and protects against malpractice in the securities markets. Status: Wachovia and First Union filed a preliminary proxy statement with the SEC on May 25 and hope to receive clearance from the SEC by late June. Immediately following SEC clearance, Wachovia will mail the proxy to shareholders.

4. Shareholder Vote. Shareholders of First Union and Wachovia will be asked to vote on the two companies' merger of equals at their respective annual shareholders meetings. Status: First Union's annual meeting will be held on July 31, 2001, in Charlotte, and Wachovia's annual meeting will be held on Aug. 3, 2001, in Winston-Salem.

The Proxy Process

Continued from page 1

     Wachovia shareholders must submit their proxy by mail or vote in person at the shareholders meeting. Internet and telephone voting will not be accepted.


Proxy Solicitation

     Wachovia has launched a campaign to encourage support for its proposed merger with First Union and will begin soliciting votes for the merger immediately following the mailing of its proxy materials. This campaign is being conducted on many fronts, including advertising, shareholder mailings, branch merchandising and group meetings with key constituents. Wachovia recently provided information to shareholders in a booklet called Wachovia and First Union Plan to Merge. Why Should You Vote "Yes"? The booklet helps simplify the complicated merger process. It explains some of the reasons why Wachovia's board and senior management believe that a combination with First Union represents the best growth strategy for Wachovia shareholders and the most value for its employees, customers and communities served. Additional copies can be ordered by calling MacKenzie Partners, Wachovia's proxy solicitor, at 800-322-2885.

     Wachovia also established a Merger Information Center for employees and shareholders earlier this month. By calling a toll-free number (866-405-5305 for employees/retirees, 866-883-0789 for shareholders), callers can ask questions, provide feedback and learn more about the proposed merger with First Union. Representatives are available weekdays from 8 a.m. to 6 p.m.


Determining the Results

     Wachovia has approximately 203 million shares of outstanding stock, which is divided between institutional investors and retail investors. Institutional shareholders represent mutual funds, pension funds, investment companies and endowments. The majority of institutional investors will submit proxies to the independent proxy processing facility, which will not submit a final count of all proxies received until the day of the shareholders meeting.

     Voting will end after the approval of a motion to close the polls during the shareholders meeting on Aug. 3, 2001. Final votes, including proxy cards held by Wachovia and SunTrust, will be turned over to independent inspectors. These inspectors will tabulate the final votes and are expected to announce tabulation results within two to three weeks after the shareholder meeting.

     These results could be challenged by either Wachovia or SunTrust. If a challenge is made, inspectors will rule on any votes in question. Once the vote has been approved by Wachovia and SunTrust, the results are certified.

     If the proposal is approved and First Union shareholders approve a similar proposal to merge with Wachovia, the two companies will move forward to close the transaction.

     "I am confident that the combination of Wachovia and First Union will create the finest financial institution in the East, if not the nation," said Bud Baker, chief executive officer. "This vote will shape the future of Wachovia. I hope that we look back upon it as the moment we chose to make the dream of a new Wachovia a reality." WN

           Visit Merger Matters on WNFO or the Merger News section on wachovia.com for the latest information.

Wachovia News
A publication for Wachovia employees and retirees               Volume 13, No. 6


Published monthly by Corporate Communications for employees, retirees and directors of Wachovia Corporation and its member companies.(C)Wachovia Corporation 2001

Submissions or requests for articles should be made by the 15th day of the month prior to publication.
EDITORIAL OFFICES: (336) 732-5092
Corporate Communications, Mail Code NC-37283
Wachovia Corporation
100 North Main Street
Winston-Salem, N.C. 27101

CORPORATE COMMUNICATIONS MANAGER:     EDITOR:
Greer Cawood     Paul Grantham e-mail: paul.grantham@wachovia.com
CONTRIBUTING WRITERS:     SUPPORT STAFF:
Sharon Berry, Paul Grantham     Sheila Burns, Naomi Kountz, Denise Roop
LAYOUT & DESIGN:     PRINTING:
Paul Grantham     Progress Printing

Wachovia, An Equal Opportunity Employer.

                             Additional Information
The proposed transaction will be submitted to First Union's and Wachovia's stockholders for their consideration, and, on June 27, 2001, First Union filed an amended registration statement on Form S-4 with the SEC containing a preliminary joint proxy statement/prospectus of First Union and Wachovia and other relevant documents concerning the proposed transaction. Stockholders are urged to read the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782), or to Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (888-492-6397).

First Union and Wachovia, and their respective directors and executive officers, and others may be deemed to be participants in the solicitation of proxies from the stockholders of First Union and Wachovia in connection with the merger. Information about the directors and executive officers of First Union and their ownership of First Union common stock is set forth in First Union's proxy statement on Schedule 14A, as filed with the SEC on March 13, 2001. Information about the directors and executive officers of Wachovia and their ownership of Wachovia common stock is set forth in Wachovia's proxy statement on Schedule 14A, as filed with the SEC on March 19, 2001. Additional information regarding the interests of participants may be obtained by reading the registration statement and the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

This newsletter may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation,
(i) statements about the benefits of the merger between First Union Corporation and Wachovia Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to First Union's and Wachovia's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of First Union's and Wachovia's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of First Union's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause First Union's and Wachovia's results to differ materially from those described in the forward-looking statements can be found in First Union's and Wachovia's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Union or Wachovia or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. First Union and Wachovia do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.